Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Science & Technology Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer Science & Technology Fund dated March 23, 2000 (and to all references to our firm) included in or made a part of Pioneer Science & Technology Fund's Pre-Effective Amendment No. 1 and Amendment No. 1 to Registration Statement File Nos. 333-94733 and 811-09785, respectively.

                                             /s/Arthur Andersen LLP
                                                Arthur Andersen LLP

Boston, Massachuestts
March 23, 2000